UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 29, 2004

DRACO HOLDING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	033-02441-D	87-0638750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Jump'n Jax, Inc. 511 East St. George Boulevard, Suite No. 3 St. George, Utah	84770
(Address of Principal Executive Office)	(Zip Code)

(801) 209-0545
(Registrant's telephone number)

Item 5.         Other Events.

On March 29, 2004, the Company executed an Agreement for Share Exchange with Hong Xiang Petroleum Group Limited, a British Virgin Islands corporation ("Hong Xiang"), and individual shareholders of Hong Xiang owning 100% of the issued and outstanding common stock of Hong Xiang. Upon closing under the Agreement for Share Exchange, the Company will acquire all of the issued and outstanding common stock of Hong Xiang in exchange for the issuance of approximately 18,700,000 shares of its common stock. Closing under the Agreement for Share Exchange is scheduled to occur on or before April 30, 2004, subject to the satisfaction prior to closing of various conditions precedent. A copy of the Agreement for Share Exchange is attached to this report as an exhibit.

Forward Looking Statements

All statements contained in the following description of the business of Hong Xiang (which, following closing under the Agreement for Share Exchange will be the business to be conducted by the Company through its wholly owned subsidiary, Hong Xiang) which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of the management of Hong Xiang with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause such plans and objectives to change or not to be implemented, or cause such present and future operations to fail to produce revenues, income or profits.

Description of the Business of Hong Xiang

Hong Xiang is engaged in the extraction and production of crude oil. Its current operations are in a portion of the Jilin Quinan Oil Field which is located southwest of Quinan City in the Jilin Province of the Peoples Republic of China. The area in which Hong Xiang conducts operations is one of the portions of the Quinan Oil Field which, in 1999, was designated by the Jilin Petroleum Group for cooperative exploration and production. Hong Xiang has taken over an exclusive 20 year contract to produce oil from the designated portion of the Jilin Quinan Oil Field. Hong Xiang currently subcontracts all oil well drilling activities to third parties but has retained direct responsibility for well logging, drill-stem testing and core sampling. All crude oil produced from the production site is currently sold to the Jilin Refinery of PetroChina.

Item 7.         Financial Statements and Exhibits

Exhibit 2.1     Agreement for Share Exchange dated as of March 29, 2004, by and among DRACOHOLDING CORP., a Nevada corporation, HONG XIANG PETROLEUM INTERNATIONAL HOLDINGS LIMITED, a British Virgin Islands corporation , and the Shareholders of HONG XIANG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRACO HOLDING CORPORATION

/s/ Steven D. Moulton
Steven D. Moulton, Director, Secretary/Treasurer and Chief Financial and Accounting Officer

Date: March 30, 2004